EXHIBIT 3
                                                                 to SCHEDULE 13D


                           BRIGHAM EXPLORATION COMPANY
                          STOCKHOLDERS VOTING AGREEMENT


         This STOCKHOLDERS VOTING AGREEMENT, dated October 31, 2000 (this "Agreement"), is made and entered into by and among Brigham Exploration Company, a Delaware corporation (the "Company"), DLJ ESC II, L.P., a Delaware limited partnership ("ES"), and DLJ MB Funding III, Inc., a Delaware corporation ("MB"), and the following shareholders of the Company (the "Shareholders"): Ben M. and Anne L. Brigham, individual residents of Travis County, Texas, Harold D. Carter, a resident of Dallas County, Texas, General Atlantic Partners III, L.P., a Delaware limited partnership, GAP-Brigham Partners, L.P., a Delaware limited partnership, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, and Aspect Resources, LLC, a Colorado limited liability company.

                              W I T N E S S E T H:

         WHEREAS, the Company, DLJ and Webster, propose to enter into a Securities Purchase Agreement concurrently with the execution hereof (the "Purchase Agreement"), pursuant to which the Company will issue and sell to DLJ and Webster an aggregate of up to one million shares of its Series A Preferred Stock and warrants (the "Warrants") to acquire 6,666,667 shares (the "Warrant Shares") of its common stock (the "Common Stock") at an exercise price of $3.00 per share (the "Exercise Price");

         WHEREAS, the Warrant Shares represent greater than 20% of the outstanding Common Stock before issuance;

         WHEREAS, the Exercise Price was the closing sales price on the date a binding term sheet was signed between the Company and DLJ, and, therefore, was "market" price;

         WHEREAS, the rules of the Nasdaq Stock Market require shareholder approval of issuances of warrants to purchase shares representing greater than 20% of a company's outstanding voting securities at a price below market.

         WHEREAS, the Warrants contain anti-dilution provisions that reduce the Exercise Price, if the Company issues Common Stock or other securities exchangeable for or convertible into Common Stock at a price below $3.00 or below market price at the time of such issuance.

         WHEREAS, the Nasdaq Stock Market has required that the Company's shareholders approve these anti-dilution provisions and any future adjustments to the Exercise Price pursuant to such provisions; and

         WHEREAS, as a condition to the agreement of the parties to this Agreement to enter into the Purchase Agreement, the Company and the Shareholders have agreed to enter into this Agreement to provide for certain agreements relating to approval of the Warrants and any future adjustments to the Exercise Price pursuant to the terms thereof;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

         1. AGREEMENT TO VOTE SHARES. Each Shareholder agrees that, at any special or annual meeting of shareholders of the Company, such Shareholder shall vote all shares of Common Stock registered in its, his or her name or beneficially owned by it, him or her as of the date hereof and any and all other capital stock of the Company legally or beneficially acquired by such Shareholder after the date hereof to approve the Warrants and any future adjustments to the exercise price of the Warrants pursuant to the terms thereof. In the event that the Purchase Agreement is terminated for any reason, then this Agreement shall automatically terminate and none of the parties hereto shall have any liability hereunder. Each Shareholder represents to ES and MB that as of the date hereof such Shareholder owns the number of outstanding shares of Common Stock set forth opposite such Shareholder's name on attached SCHEDULE I.

         2. SUCCESSORS, ASSIGNS AND TRANSFEREES. The terms and provisions of this Agreement shall not bind, inure to the benefit of or be enforceable by or against the successors, assigns or transferees of each of the parties hereto. No party hereto may assign its rights under this Agreement.

         3. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, and such additional instruments as may be concurrently executed and delivered pursuant to this Agreement, constitutes the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein or in the documents delivered concurrently herewith. This Agreement may be amended only by a written instrument duly executed by all the parties hereto.

         4. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

         5. NOTICES, All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, facsimile or by mail (registered or certified, postage prepaid, return receipt requested) to the respective parties as follows:

                  If to Brigham:
                           Brigham Exploration Company
                           6300 Bridge Point Parkway
                           Building Two, Suite 500
                           Austin, Texas 78730
                           Attention: Ben M. "Bud" Brigham
                           Fax No:  (512) 427-3400

                  If to DLJ ESC II, L.P.:
                           Donaldson Lufkin & Jenrette
                           277 Park Avenue
                           New York, New York 10172

                           Attention: Michael Isikow
                           Fax No: 212-892-2689
                           and
                           Mr. Steve Webster
                           1000 Louisiana, Suite 4900
                           Houston, Texas  77002
                           Fax No:  (713) 652-6050

                                    with a copy to:
                                            Gardere Wynne Sewell, LLP
                                            1000 Louisiana, Suite 3400
                                            Houston, Texas 77002
                                            Attention: N.L. Stevens III
                                            Telefax: 713-276-5807

                  If to DLJ MB Funding III, Inc.:
                           Donaldson Lufkin & Jenrette
                           277 Park Avenue
                           New York, New York 10172
                           Attention: Michael Isikow
                           Fax No: 212-892-2689
                           and
                           Mr. Steve Webster
                           1000 Louisiana, Suite 4900
                           Houston, Texas  77002
                           Fax No:  (713) 652-6050

                                    with a copy to:
                                            Gardere Wynne Sewell, LLP
                                            1000 Louisiana, Suite 3400
                                            Houston, Texas 77002
                                            Attention: N.L. Stevens III
                                            Telefax: 713-276-5807

                  If to Ben M. Brigham:
                           Ben M. Brigham
                           Brigham Exploration Company
                           6300 Bridge Point Parkway
                           Building Two, Suite 500
                           Austin, Texas 78730
                           Fax No:  (512) 427-3400

                  If to Anne L. Brigham:
                           Anne L. Brigham
                           Brigham Exploration Company
                           6300 Bridge Point Parkway

                           Building Two, Suite 500
                           Austin, Texas 78730
                           Fax No:  (512) 427-3400

                  If to Harold D. Carter:
                           Harold D. Carter
                           5949 Sherry Lane, Suite 620
                           Dallas, Texas 75225
                           Fax No.:  (214) 692-7820

                  If to General Atlantic Partners III, L.P.:
                           General Atlantic Partners III, L.P.
                           c/o General Atlantic Service Corporation
                           3 Pickwick Plaza
                           Greenwich, CT  06830
                           Attention:  Mr. Thomas J. Murphy
                           Fax No:  (203) 622-8818

                  If to GAP-Brigham Partners, L.P.:
                           GAP-Brigham Partners, L.P.
                           c/o General Atlantic Service Corporation
                           3 Pickwick Plaza
                           Greenwich, CT  06830
                           Attention:  Mr. Thomas J. Murphy
                           Fax No:  (203) 622-8818

                  If to GAP Coinvestment Partners II, L.P.:
                           GAP Coinvestment Partners II, L.P.
                           c/o General Atlantic Service Corporation
                           3 Pickwick Plaza
                           Greenwich, CT  06830
                           Attention:  Mr. Thomas J. Murphy
                           Fax No:  (203) 622-8818

                  If to Aspect Resources, LLC:
                           Aspect Resources, LLC
                           511 16th Street, Suite 300
                           Denver, CO  80202
                           Attention:  Mr. Alex Cranberg
                           Fax No:  (303) 573-7340

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.


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

         6. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

         7. WAIVER. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         8. CHALLENGES TO AGREEMENT. In the event that any part of this Agreement or any transaction contemplated hereby is temporarily, preliminarily or permanently enjoined or restrained by court of competent jurisdiction, the parties hereto shall use their reasonable best efforts to cause any such injunction or restraining order to be vacated or dissolved or otherwise declared or determined to be of no further force or effect.

         9. SPECIFIC PERFORMANCE. Each of the Shareholders acknowledges and agrees that irreparable harm would occur if any provision of this Agreement were not performed in accordance with the terms thereof, or were otherwise breached, and that such harm could not be remedied by an award of damages. Accordingly, each of the Shareholders agrees that any non-breaching party shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

         10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.


                                    * * * * *


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


         IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.

                                        BRIGHAM EXPLORATION COMPANY


                                        By:  /s/ David T. Brigham
                                             ----------------------------------
                                             Name:  David T. Brigham
                                                  -----------------------------
                                             Title: Vice President
                                                  -----------------------------


                                        DLJ ESC II, L.P.
                                        By DLJ LBO Plans Management Corporation
                                        Its General Partner


                                        By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                  -----------------------------


                                        DLJ MB FUNDING III, INC.


                                        By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                  -----------------------------


                                        /s/ Ben M. Brigham
                                        ---------------------------------------
                                        Ben M. Brigham


                                        /s/ Anne L. Brigham
                                        ---------------------------------------
                                        Anne L. Brigham


                                        /s/ Harold D. Carter
                                        ---------------------------------------
                                        Harold D. Carter

                                        GENERAL ATLANTIC PARTNERS III, L.P.
                                        By GAP III Investors, Inc.
                                        Its General Partner

                                        By:  /s/  Stephen P. Reynolds
                                             ----------------------------------
                                             Name:     Stephen P. Reynolds
                                                  -----------------------------
                                             Title:    President
                                                  -----------------------------


                                        GAP-BRIGHAM PARTNERS, L.P.


                                        By:  /s/  Stephen P. Reynolds
                                             ----------------------------------
                                             Name:     Stephen P. Reynolds
                                                  -----------------------------
                                             Title:    General Partner
                                                  -----------------------------


                                        GAP COINVESTMENT PARTNERS II, L.P.


                                        By:  /s/ Matthew Nimetz
                                             ----------------------------------
                                             Name:     Matthew Nimetz
                                                  -----------------------------
                                             Title:    General Partner
                                                  -----------------------------


                                        ASPECT RESOURCES, LLC
                                        By Aspect Management Corporation
                                        Its Manager


                                        By:  /s/ Alexis M. Cranberg
                                             ----------------------------------
                                             Name:     Alexis M. Cranberg
                                                  -----------------------------
                                             Title:    President
                                                  -----------------------------


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

                                   Schedule I


                                                  NUMBER OF OUTSTANDING
SHAREHOLDER                                       SHARES OF COMMON STOCK OWNED
-----------                                       ----------------------------

Ben M. and Anne L. Brigham,                       3,719,792
collectively

Harold D. Carter                                  314,893

General Atlantic Partners III, L.P.               2,679,418

GAP-Brigham Partners, L.P.                        127,725

GAP Coinvestment Partners II, L.P.                975,610

Aspect Resources, LLC                             487,805



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